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                    EXHIBIT 23.2 CONSENT OF WOLF AND COMPANY




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Newport Bancorp, Inc. on Form S-8 of our report, dated March 8, 2007, with respect to the consolidated financial statements of Newport Bancorp, Inc. as of December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006, which report is included in the annual report on Form 10-K of Newport Bancorp, Inc. for the year ended December 31, 2006.


/s/ Wolf & Company, P.C.
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Boston, Massachusetts
August 29, 2007